UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007 (June 19, 2007)

Allos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 19, 2007, the Board of Director (the “Board”) of Allos Therapeutics, Inc. (the “Company”) adopted an amended and restated form of indemnity agreement to be entered into by each current and future  director and officer of the Company.  In general, the amended and restated form of indemnity agreement provides that the Company will idemnify each indemnitee to the fullest extent authorized or permitted by the Company’s bylaws and the Delaware General Corporation Law (the “DGCL”), and shall indemnify each indemnitee against all expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the indemnitee is obligated to pay because of claims made against him or her in connection with a threatened, pending or completed action by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company.  In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement as permitted by applicable law, provided that such indemnitee shall repay such amounts if it is determined that such indemnitee is not entitled to indemnification under the agreement, the Company’s bylaws, the DGCL or otherwise.  The above summary description of the indemnity agreements is qualified in its entirety by reference to the form of indemnity agreement, which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 19, 2007, the Compensation Committee (the “Committee”) of the Board approved a series of new six-month offerings under the Company’s 2001 Employee Stock Purchase Plan (the “Plan”).  The first of the new offerings will begin on July 1, 2007 and end on December 31, 2007.  Thereafter, a new offering will begin on each January 1 and July 1 and end on each June 30 (with respect to an offering beginning on January 1) or December 31 (with respect to an offering beginning on July 1), as applicable, unless the Board determines otherwise.  Qualified employees can choose to have up to 10% of their annual base earnings withheld to purchase shares of the Company’s common stock during each offering period.  The purchase price of the common stock under each offering will be 85% of the lower of the fair market value of a share of common stock on the first day of the offering or the last day of the offering.  A copy of the terms of the series of new offerings is attached hereto as Exhibit 10.12.1 and is incorporated herein by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On June 19, 2007, the Board approved the amendment and restatement of the Company’s Bylaws, as amended, to provide, among other things, that the Chief Executive Officer of the Company be allowed to appoint certain vice presidents of the Company and to permit the issuance of book-entry shares as permitted under the rules of the Nasdaq Global Market.  A copy of the amended and restated bylaws is attached hereto as Exhibit 3.04 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

3.04	Amended and Restated Bylaws of Allos Therapeutics, Inc.
10.01	Form of Amended and Restated Indemnity Agreement between Allos and each of its directors and officers.
10.12.1	2001 Employee Stock Purchase Plan Offering (Series Beginning July 1, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 25, 2007

Allos Therapeutics, Inc.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.04	Amended and Restated Bylaws of Allos Therapeutics, Inc.
10.01	Form of Amended and Restated Indemnity Agreement between Allos and each of its directors and officers.
10.12.1	2001 Employee Stock Purchase Plan Offering (Series Beginning July 1, 2007).